Exhibit 10.8


THIS AGREEMENT is made  the  15th   day  of November  2003

BETWEEN


YEW SAIR LAI (NRIC NO: 490717-10-5075) of Block A-7-12 - 13, Ria Apartment, Lebuh Kampung Benggali, 12000 Butterworth, Penang (hereinafter "the Vendor") of the one part

AND

ASIACO MULTI CORPORATION SDN. BHD. (CO. NO. 632986-W), a company incorporated in Malaysia under the Companies Act, 1965 with its registered office at 14A Jalan Todak 3, Pusat Bandar, Bandar Seberang Jaya, 13700 Prai, Penang (hereinafter "the Purchaser") of the other part.

                                    ARTICLE 1
                                    ---------
                                    Recitals
                                    --------
Section 1.01 The Company
------------------------
The Company incorporated in Malaysia better described in Schedule 1 hereto (hereinafter "the Company").

Section 1.02 The said Shares
----------------------------
The Vendor is the registered and beneficial owner of the said Shares in the Company.

Section 1.03 Financial Position
-------------------------------
The financial position of the Company as at 31.8.2003 is as indicated in the audited accounts as at 31.12.2002 and the unaudited accounts as at 31.8.2003 of the Company as prepared and certified by the auditors of the Company and as shown in SCHEDULE 2 hereto.

Section 1.04 Sale and Purchase of the said Shares
The Vendor has agreed to sell and the Purchaser has agreed to purchase the said Shares in the Company at the price upon the terms and subject to the conditions hereinafter appearing.

                                   ARTICLE II
                                   ----------
                                   Definitions
                                   -----------

Section 2.01 Definitions
------------------------
(1) In this Agreement, unless the context requires otherwise, the words and expressions set out in the first column hereto shall have the meaning assigned thereto as set out in the second column hereto.

Words and Expressions                                   Meaning
---------------------                                   -------

 the Company                                  A private Company limited
                                              by shares incorporated in Malaysia
                                              described in Schedule 1 hereto and
                                              includes persons deriving title
                                              thereunder, its successors in
                                              title and assigns.

the Purchaser                                 ASIACO MULTI CORPORATION SDN.
                                              BHD., a private Company limited by
                                              shares incorporated in Malaysia
                                              and includes persons deriving
                                              title thereunder, its successors
                                              in title and assigns.

 the said Shares                              The issued and paid-up
                                              shares of Malaysian Ringgit One
                                              (RM1.00) only each in the Company
                                              (described in Schedule 1 hereto)
                                              agreed to be transacted in this
                                              Agreement.

the Vendor                                    YEW SAIR LAIR  ( NRIC No (NRIC NO:
                                              490717-10-5075) of Block A-7-12 -
                                              13, Ria Apartment, Lebuh Kampung
                                              Benggali, 12000 Butterworth,
                                              Penang.

(2) Words importing the singular shall include the plural and vice versa.

(3) Words importing the masculine gender shall include the feminine and neuter genders and vice versa.


                                   ARTICLE III
                                   -----------
                         Representations and Warranties
                         ------------------------------

Section 3.01 Representations and Warranties
-------------------------------------------
The Vendor hereby represents, warrants and undertakes to the Purchaser that:

 (a) none of the said Shares is subject to any charge, lien, encumbrance or option ;

 (b) except for the encumbrances created by the Company on its assets as specified in the records of the Company which have been or are deemed to have been inspected and will remain open for inspection by the Purchaser pursuant to Section 4.06 hereof, the Company has not created or permitted to exist any charge, mortgage, lien, caveat or any other encumbrance over any of its assets;

 (c) the certified copies of the Certificate of Incorporation, the Memorandum and Articles Of Association and Forms 24 and 49 of the Company delivered by the Vendor to the Purchaser are true, complete and accurate;

 (d) the Vendor will not prior to the completion of the purchase hereunder except with the prior written consent of the Purchaser expose the Company to any further liability nor take any action to bind the Company;

 (e) there is no litigation, material obligations or outstanding debts and claims above Malaysian Ringgit One Thousand ( RM1,000.00 ) only from the date of incorporation of the Company to the date hereof except those claims, expenses and obligations outstanding as disclosed to the Purchaser in Schedules 2 and 3 hereto.


                                   ARTICLE IV
                                   ----------
                         Agreement to Sell and Purchase
                         ------------------------------

Section 4.01 Agreement to Sell and Purchase
-------------------------------------------
In consideration of the Purchaser forgiving the Vendor of a debt of Malaysian Ringgit Six Million (RM6,000,000.00) owed by the Vendor to the Purchaser, the Vendor hereby agrees to transfer the said Shares to the Purchaser.

Section 4.02 Delivery of Documents
----------------------------------
Upon the execution of this Agreement, the Vendor shall deliver to Messrs. Nashir, Johal & Co. (hereinafter "the Purchaser's Solicitor") the following documents:

(a)      The Share Certificates for all the said Shares.

(b)      Blank share transfer forms duly executed by the Vendor.

(c) A certified copy of the Board Resolution of the Company passed in accordance with the Articles of Association of the Company approving the transfer of the said Shares from the Vendor to the Purchaser or their nominee or nominees subject to the terms of this Agreement.

(d) A certified copy of the Board Resolution of the Company passed in accordance with its Articles of Association appointing the Purchaser's nominee or nominees as compulsory cheque signatories to all accounts held by the Company at any financial institution.

(e) Cheque Books, secretarial and contractual documents of Company, Company seal and rubber stamps.

(f) A Certified copy of the Board Resolution of the Company appointing the persons named in Schedule 4 hereto to constitute the entire Board of the Company.

(g) Forms 32A and 48A and the relevant Stamping Declarations all of which have been duly completed.

Section 4.03       Additional Acts, Documents
---------------------------------------------
The Vendor and Purchaser hereby agree to do, execute and perform such further acts, deed, documents and things as may be necessary to give effect to this Agreement.

Section 4.04       Purchaser may inspect records
------------------------------------------------
Prior to the execution of this Agreement, the Purchaser or their appointed auditor, subject to the prior appointment and at reasonable time or times during working hours, may inspect the Company's books, record, documents agreement and accounts as are relevant to the transaction contemplated herein for the purpose of conducting a takeover audit of the Company.

                                    ARTICLE V
                                    ---------
                                    Indemnity
                                    ---------

Section 5  Indemnity
--------------------
In amplification and not in derogation of the foregoing provisions, the Vendor and Purchaser hereby agree and undertake that the Vendor will keep the Purchaser indemnified against all loss, damage or action which the Purchaser may suffer or sustain as a result of liabilities and debts incurred by the Company which have not been disclosed in the audited accounts of the Company under Section 1.03 and detailed in Schedules 2 and 3 hereto.


                                   ARTICLE VI
                                   ----------
                                  Miscellaneous
                                  -------------

Section 6.01 Time of Essence
----------------------------
Time wherever mentioned shall be of the essence of this Agreement

Section 6.02  Costs and Expenses
--------------------------------
Each party hereto shall bear their own solicitors' costs occasioned by the preparation of this Agreement. All stamp duties and disbursements incurred in respect of this Agreement and the transfer of shares in favour of the Purchaser shall be borne and paid by the Purchaser.

Section 6.03 Notices
--------------------
Any notice required to be served pursuant to this Agreement by any party hereto to the other shall be in writing and may be delivered or sent by registered post to the last known address of the party to whom such notice is addressed and shall be deemed to have been delivered and served at the time when it would have been delivered in the ordinary course of post.

Section 6.04 Confidential Information
-------------------------------------
It is expressly understood and agreed by the parties hereto that all information furnished by or obtained from any party hereto of the Company, whether prior to the signing of this Agreement or during the term hereof, including, without limitation, all information relating to the transactions conducted by the Company, whether furnished or obtained in writing, orally or in physical configuration, is to be held in strict confidence and shall not be disclosed to any third party in any way any time during the term of this Agreement or thereafter without the prior written consent therefore of the disclosing party.

Section 6.05  Waiver
--------------------
Any waiver by any party hereto of a breach of any term or condition in this Agreement shall not constitute a waiver of subsequent breach of the same or any other term or condition of this Agreement.

Section 6.06 Successors in Title and Assigns Bound
--------------------------------------------------
This Agreement shall be binding upon the respective successors in title and assigns of the Vendor and the Purchaser.

Section 6.07 Legality of Provisions
-----------------------------------

In the event any provision of this Agreement shall be found to be contrary to law, such finding shall in no way affect any other provisions of this Agreement, which shall continue in full force and effect as if such offending provision had been deleted therefrom.

Section 6.08  Conditional Agreement
-----------------------------------

This Agreement is conditional upon the completion of a due diligence satisfactory to the Purchaser.

IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first abovewritten,

Signed by the Vendor                )
YEW SAIR LAI                        )
in the presence of:-                )                 /s/  Yew Sair Lai





Signed by PATRICK SOON-             )
HOCK LIM                            )
for and on behalf of the            )
Purchaser, ASIACO MULTI             )
CORPORATION SDN. BHD.               )
in the presence of:-                )                 /s/ Patrick Soon-Hock Lim

                                   SCHEDULE 1
                                   ----------

                                   THE COMPANY



Name :                             ASIACO ENGINEERING SDN. BHD
                                   (Company No. 450972-A)

Registered Office :                14A Jalan Todak 3, Pusat Bandar, Bandar
                                   Seberang Jaya, 13700
                                   Seberang Jaya, Prai, Penang

Authorised Capital :               Malaysian Ringgit Five Hundred
                                   Thousand (RM500,000) only divided into five hundred thousand (500,000) ordinary shares of Malaysian Ringgit One (RM1.00) only

Paid-up Capital :                  Malaysian Ringgit One Hundred and
                                   Fifty Thousand (RM150,000) only comprised of one hundred and fifty thousand (150,000) ordinary shares of Malaysian Ringgit One
                                   (RM1.00) only each all of which have been issued and fully paid up or credited as fully paid-up.

The said Shares :                  Issued and paid-up shares registered in the
                                   name of the Vendor

                                   SCHEDULE 2
                                   ----------

                                    ACCOUNTS

                                   SCHEDULE 3
                                   ----------

                             OUTSTANDING LIABILITIES

                                   SCHEDULE 4
                                   ----------

                        BOARD OF DIRECTORS OF THE COMPANY